UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2018

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4207

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry Into a Material Definitive Agreement.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 3, 2018, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into an Equity Exchange Agreement (the “Exchange Agreement”) with IRA Financial Trust Company, a South Dakota trust corporation (“IRA Trust”), IRA Financial Group LLC, a Florida limited liability company (“IRAFG” and, together with IRA Trust, “IRA Financial”), Adam Bergman and Fred Horner (together, the “Equityholders”). Upon the terms and subject to the conditions contained in the Exchange Agreement, the Company will issue to the Equityholders shares of a newly-designated series of its convertible preferred stock (the “Exchange Shares”) in exchange for 100% of the issued and outstanding equity in IRA Financial (the “Exchange”). In addition, the Company’s name is expected to become IRA Financial, Inc. upon completion of the Exchange.

Upon consummation of the Exchange, the Exchange Shares, on an as-converted basis, will comprise 85% of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), on a fully-diluted basis, after giving effect to the conversion or exchange of substantially all of the Company’s issued and outstanding preferred stock (other than the Exchange Shares) and all of the Company’s indebtedness, in each case for shares of Common Stock (the “Equity and Debt Conversion”), together with the Company’s consummation of $1.25 million in private equity financing (the “Private Placement”), all as contemplated by the terms of the Exchange Agreement. The Exchange Shares will automatically convert into such shares of Common Stock upon the effectiveness of the Capitalization Increase (as defined below).

Subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, upon consummation of the Exchange, the Company’s board of directors (the “Board”) will consist of five directors, two of whom will be designated by the Company, and three of whom will be designated by Mr. Bergman.

The Exchange Agreement includes customary representations and warranties of the parties thereto. The closing of the Exchange is conditioned upon the Equity and Debt Conversion, the Private Placement, approval of the South Dakota Division of Banking and certain other customary closing conditions. The Exchange is expected to close during the first quarter of 2019.

None of the Exchange Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered the Exchange Shares in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Equityholders represented to the Company that they are “accredited investors” as defined in Rule 501(a) under the Securities Act and that they are acquiring the Exchange Shares for investment and not with a view to distribution thereof in violation of the Securities Act.

In connection with the Exchange Agreement, the Equityholders and certain of the Company’s current shareholders, who together hold in excess of 50% of the voting power of the Common Stock, have entered into lock-up and voting agreements (each a “Lock-up and Voting Agreement”), pursuant to which such persons have agreed, subject to certain exceptions, not to sell, transfer or otherwise convey any of the Company’s securities held by them (collectively, “Covered Securities”) for a certain period following the date on which the Exchange is consummated (the “Closing Date”). The Lock-up and Voting Agreements provide generally that such persons may not sell, transfer or convey any of their respective Covered Securities during the period of six-months immediately following the Closing Date, following which such persons may sell, transfer or convey (i) up to 50% of their respective Covered Securities during the period commencing on the six-month anniversary of the Closing Date and ending on the twelve-month anniversary of the Closing Date and (ii) up to an aggregate of 75% of their respective Covered Securities during the period commencing on the twelve-month anniversary of the Closing Date and ending on the two-year anniversary of the Closing Date. The restrictions on transfer contained in the Lock-up and Voting Agreement cease to apply to the Covered Securities following the second anniversary of the Closing Date; provided, however, that such restrictions, in the case of certain Company shareholders, who together hold approximately seven percent of the voting power of the Common Stock, expire entirely after the six-month anniversary of the Closing Date.

Additionally, pursuant to the Lock-up and Voting Agreements, each person party thereto has agreed, for the period commencing on the Closing Date and ending on the six-month anniversary of the Closing Date, to vote all of such person’s Covered Securities in favor of (i) amending the Company’s articles of incorporation, as currently amended, to change the legal name of the Company and to provide that the holders of not less than 50% of the Company’s voting power shall be entitled to call a special meeting of shareholders unless the bylaws establish a lower percentage requirement, (ii) amending the Company’s articles of incorporation, as currently amended, to increase the authorized shares of Common Stock such that the Exchange Shares shall, upon such amendment’s effectiveness, convert into Common Stock in accordance with their terms (the “Capitalization Increase”) and (iii) any other action requested by the Board as may be required to consummate the Exchange and the other transactions set forth in the Exchange Agreement.

Effectiveness of the Lock-up and Voting Agreements is conditioned upon consummation of the Exchange.

The foregoing description of the Exchange Agreement and the Lock-up and Voting Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Exchange Agreement and the form of Lock-up and Voting Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Exchange Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, IRA Financial or the Equityholders. The representations, warranties and covenants contained in the Exchange Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, IRA Financial or the Equityholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Equity Exchange Agreement, dated as of December 3, 2018, by and among Non-Invasive Monitoring Systems, Inc., IRA Financial Group LLC, IRA Financial Trust Company, Adam Bergman and Fred Horner

10.1	Form of Lock-up and Voting Agreement

* The schedules and exhibits to the Equity Exchange Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, Inc.

Date: December 4, 2018	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer